UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 3, 2019

Date of Report (date of earliest event reported)

COPART, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 300

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(972) 391-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION INCLUDED IN THIS REPORT

Section 5 — Corporate Governance & Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey Liaw as President.

On September 3, 2019, Copart, Inc. (the “Company”) issued a press release announcing the appointment of Jeffrey Liaw, age 42, as its President, effective as of September 3, 2019. Effective upon Mr. Liaw’s promotion to President, William E. Franklin will transition away from his role as the Company’s Executive Vice President responsible for U.S. operations and shared services to a new non-executive role as Senior Advisor to the Chief Executive Officer. Mr. Liaw will continue to serve as Chief Financial Officer until his replacement is named.

Mr. Liaw has served as our Senior Vice President and Chief Financial Officer since January 4, 2016. Mr. Liaw previously served as the Chief Financial Officer of FleetPride, Inc., a privately held company that distributes truck and trailer parts nationwide, from January 2013 until joining Copart. From August 2005 to December 2012, Mr. Liaw was a principal of TPG Capital Management, L.P., a private equity firm. Mr. Liaw earned his B.A. and B.B.A. from the University of Texas in 1999, and he earned his M.B.A. from Harvard University in 2005.

Effective upon his promotion to President, Mr. Liaw will receive a base salary of $650,000 per year. Mr. Liaw will also be eligible to receive an annual discretionary cash bonus in an amount up to $650,000.

In connection with his appointment as President, the compensation committee of the Company’s board of directors has also approved an award of restricted stock units to Mr. Liaw with a fair market value on the date of grant equivalent to $3,000,000, effective as of the first date that the Company’s regular quarterly trading window is open for Company insiders. This restricted stock units award will be subject to the terms and conditions of the Company’s 2007 Amended and Restated Equity Incentive Plan and form of restricted stock unit award agreement for senior executives, and will be subject to vesting as follows: 25% of the restricted stock units will vest on the first anniversary of the date of grant and the balance of the shares will vest ratably over the 36 months thereafter, such that the restricted stock units will be fully vested on the fourth anniversary of the date of grant.

Mr. Liaw’s new executive compensation arrangement falls under the terms of his existing Executive Officer Employment Agreement, effective January 4, 2016, previously filed as Exhibit 10.26 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2015 and which is incorporated herein by reference.

Mr. Liaw’s employment agreement provides that in the event his employment is involuntarily terminated other than for disability or “cause” or he resigns from his employment for “good reason” (as defined in the employment agreement), and conditioned on his executing a severance agreement and release of claims, he will be entitled to a lump sum payment equal to fifty percent (50%) of his then-current annual base salary, less applicable tax withholding. Mr. Liaw’s employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under the Company’s then-existing severance and benefit plans and policies at the time of termination.

Mr. Liaw’s employment agreement does not provide for severance payments or acceleration of vesting of equity awards in the event of a change in control of the Company. In the event of a “change in control” (as defined in our 2007 Amended and Restated Equity Incentive Plan), if the awards to be granted are not assumed by the successor corporation, the compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Mr. Liaw’s employment agreement does not provide for payment of any amount in connection with termination of employment upon a change in control of the Company, other than those payments otherwise due to Mr. Liaw upon an involuntary termination or resignation for “good reason.” No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for “cause.”

A copy of the press release, dated September 3, 2019, announcing Mr. Liaw’s appointment as the Company’s President is attached hereto as Exhibit 99.1. The summary description of Mr. Liaw’s Executive Officer Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Officer Employment Agreement effective as of January 4, 2016 that is incorporated herein by reference.

In addition, the Company previously entered into its standard form of indemnification agreement with Mr. Liaw, which is filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 1, 2012 and is incorporated herein by reference. Other than the indemnification agreement described in the preceding sentence, Mr. Liaw has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Liaw and any of the Company’s directors or executive officers.

Departure of William E. Franklin as Executive Vice President.

Effective September 3, 2019, William E. Franklin transitioned away from his role as Executive Vice President to a new non-executive role as Senior Advisor to the Chief Executive Officer.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press Release, dated September 3, 2019, announcing the Promotion of Jeff Liaw to President

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2019	COPART, INC.

	By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel & Secretary